EXHIBIT 99.A

EXECUTIVE OFFICERS AND DIRECTORS OF TDK CORPORATION

Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Corporation. The business address of each such Executive Officer and Director is c/o TDK Corporation, 3-9-1 Shibaura, Minato-ku, Tokyo 108-0023, Japan. Except as otherwise indicated below, each of the executive officers and directors of TDK Corporation are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Board of Directors

Takehiro Kamigama	Representative Director
Atsuo Kobayashi	Director
Hiroyuki Uemura	Director
Noboru Saito	Director
Makoto Sumita	Director
Kazumasa Yoshida	Director
Kazuhiko Ishimura	Director
Executive Officers

Takehiro Kamigama	President and Chief Executive Officer
Atsuo Kobayashi	Executive Vice President
Hiroyuki Uemura	Executive Vice President
Seiji Osaka	Senior Vice President
Shinya Yoshihara	Senior Vice President
Noboru Saito	Senior Vice President
Robin Zeng (China)	Senior Vice President
Joachim Zichlarz (Germany)	Senior Vice President
Shigenao Ishiguro	Senior Vice President
Takakazu Momozuka	Corporate Officer
Mitsuru Nagata	Corporate Officer
Joachim Thiele (Germany)	Corporate Officer
Keiichi Imamoto	Corporate Officer
Satoru Sueki	Corporate Officer
Christian Block (Germany)	Corporate Officer
Norbert Hess (Germany)	Corporate Officer
Michael Pocsatko (Germany and Brazil)	Corporate Officer
Hong Tian (U.S.A.)	Corporate Officer
Tetsuji Yamanishi	Corporate Officer

EXECUTIVE OFFICERS AND DIRECTORS OF TDK U.S.A. CORPORATION

Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK USA Corporation. The business address of each such Executive Officer and Director is c/o TDK U.S.A. Corporation, 455 RXR Plaza, Uniondale, NY 11556, U.S.A. Except as otherwise indicated below, each of the executive officers and directors of TDK U.S.A. Corporation are citizens of the U.S.A.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Board of Directors

Francis J. Sweeney Jr.	Director
Jeffrey Williams	Director
Noboru Saito (Japan)	Director
Executive Officers

Francis J. Sweeney Jr.	President and Chief Executive Officer
Jeffrey Williams	Vice President, Secretary and General Counsel
Robert C. Carmody Jr.	Vice President

EXECUTIVE OFFICERS AND DIRECTORS OF TDK EUROPE S.A.

Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Europe S.A. The business address of each such Executive Officer and Director is c/o TDK Europe S.A., 20, rue de l'Industrie L-8399 Windhof, Grand Duchy of Luxembourg. Each of the executive officers and directors of TDK Europe S.A. are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Board of Directors

Tetsuji Yamanishi	Director
Takahiko Ono	Director

Executive Officers

Tetsuji Yamanishi	President
Takahiko Ono	Executive Vice President

EXECUTIVE OFFICERS AND DIRECTORS OF TDK HONGKONG COMPANY LIMITED

Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Hongkong Company Limited. The business address of each such Executive Officer and Director is c/o TDK Hongkong Company Limited, 1/F, SAE Technology Center, 6 Science Park East Ave, Hong Kong Science Park, Shatin, N.T., Hong Kong. Each of the executive officers and directors of TDK Hongkong Company Limited are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Board of Directors

Motoi Kumagai	Director
Masaaki Ito	Director
Yuya Watanabe	Director
Kazuyuki Sato	Director
Hidetoshi Shiokawa	Director
Yutaka Matsuura	Director

Executive Officers

Motoi Kumagai	President and Chief Executive Officer

EXECUTIVE OFFICERS AND DIRECTORS OF TDK SINGAPORE (PRIVATE) LIMITED

Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK SINGAPORE (PRIVATE) LIMITED. The business address of each such Executive Officer and Director is c/o TDK SINGAPORE (PRIVATE) LIMITED, 11 North Buona Vista Drive, #13-08 The Metropolis Tower 2, Singapore 138589. Each of the executive officers and directors of TDK SINGAPORE (PRIVATE) LIMITED are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Board of Directors

Kiyoshi Takimura	Managing Director
Toshiyuki Esaka	Director
Executive Officers

Kiyoshi Takimura	Managing Director